                                                                   Exhibit 10.16


                                                                  Execution Copy


                THIS AGREEMENT CONTAINS AN ARBITRATION PROVISION

                     AMENDED AND RESTATED ZIXIT CORPORATION
                             STOCK OPTION AGREEMENT


         THIS AGREEMENT (the "Agreement"), effective as of November 24, 1999, and entered into by and between ZixIt Corporation f/k/a CustomTracks Corporation, a Texas corporation (the "Company" or "ZixIt"), and Lante Corporation, a Delaware corporation and successor-in-interest to Lante Corporation, an Illinois corporation ("Lante"), amends and restates that certain CustomTracks Corporation Stock Option Agreement entered into between ZixIt and Lante's predecessor-in-interest, effective as of February 2, 1999 (the "Original Option").

                                   WITNESSETH:

         WHEREAS, ZixIt and Lante entered into an engagement letter, dated as of February 2, 1999 (the "Engagement Letter"), whereby, inter alia, ZixIt engaged Lante to provide the consulting services stated therein; and

         WHEREAS, the parties hereto desire to amend and restate the Original Option as provided herein; and

         WHEREAS, the parties hereto entered into a Registration Rights Agreement effective as of February 2, 1999, and the parties desire to enter into an amended and restated Registration Rights Agreement (herein so called) in the form of Exhibit A attached hereto;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein and in the Engagement Letter and in that certain stock option agreement of Lante Corporation entered into between the parties, effective the date hereof, the parties hereby agree as follows:

1. Grant of Option; Expiration of Option. Effective as of February 2, 1999 (the "Award Date"), ZixIt hereby grants to Lante, upon the terms set forth in this Agreement, a nonqualified option (the "Option"), to acquire 166,666 shares of ZixIt Common Stock, $.01 par value per share (the "ZixIt Common Stock"). The exercise price of the Option is $7.625 per share, which was the closing price of ZixIt Common Stock on the Award Date. The Option may be exercised from time-to-time with respect to any shares of ZixIt Common Stock as to which the Option has not been exercised until the tenth anniversary of the Award Date. On the tenth anniversary of the



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Award Date, the Option will expire with respect to all shares as to which the
Option has not been exercised.

2. Vesting. The Option is fully vested.

3. Exercise. To exercise the Option with respect to the ZixIt Common Stock, Lante shall provide written notice (the "Company Exercise Notice") to ZixIt at One Galleria Tower, 13355 Noel Road, Suite 1555, Dallas, Texas 75240-6604, fax number 972-702-7054 (or such other address as ZixIt may apprise Lante of from time-to-time) to the attention of ZixIt's chief financial officer (currently Steve M. York). The notice must: (i) state the number of shares of ZixIt Common Stock being purchased and (ii) be signed by Lante. The Option may be exercised with respect to shares of ZixIt Common Stock from time-to-time, i.e., there is no obligation to exercise all shares at one time.

4. Cashless Exercise. The Option may only be exercised as a cashless exercise. Upon exercise of the Option, Lante will receive "N" number of shares, where "N" is determined according to the following formula:

N = [(then-current ZixIt per share stock price minus $7.625) multiplied by (the number of shares sought to be exercised)], divided by the
                        then-current ZixIt stock price.

For purposes of this calculation the "then-current" ZixIt stock price inside the brackets (i.e., for the numerator only) will be capped at $79.625. Subject to the preceding sentence, for purposes of this calculation, the "then-current" ZixIt stock price will be the average of the quoted closing prices of the ZixIt stock for the ten trading days preceding the date of exercise. If the Option is exercised in full, Lante shall, upon request, surrender this Agreement to ZixIt for cancellation. If the Option is exercised in part, Lante shall surrender this Agreement to ZixIt so that ZixIt may make appropriate notation hereon and shall promptly return this Agreement to Lante. If the ZixIt stock is not publicly traded (i.e., there is no quoting closing price), the then-current price will be its fair market value, determined as provided in Section 15 below.

         Subject to Section 8, after the exercise of the Option in whole or in part, ZixIt shall promptly (and no later than five business days thereafter) issue and deliver a certificate representing the number of shares of ZixIt Common Stock as to which the Option has been exercised. The shares of ZixIt Common Stock issuable upon the exercise of the Option are subject to the transfer restrictions noted in Section 8 below and, if issued prior to the lapse of the restrictions, will bear an appropriate legend. Other than as stated in the preceding sentence and in Section 8, ZixIt agrees to deliver the underlying stock certificates, free and clear of any restrictive legends, registered as designated by Lante or its designee, in time to permit normal-way settlement of a simultaneous exercise of the Option and sale of the underlying ZixIt Common Stock.

5. Accredited Investor Status. Lante represents and warrants that it is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended.


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6. Preservation of Rights. The number of shares of ZixIt Common Stock subject to the Option and the exercise price therefor set forth in Section 1 and the $79.625 and the $7.625 numbers relating to the formula set forth in Section 4 shall be subject to appropriate adjustment, reasonably satisfactory to Lante and ZixIt, to preserve the relative rights of Lante and ZixIt under this Agreement in the event of any change or exchange of ZixIt Common Stock for a different number or kind of securities, any of which results from one or more stock splits, reverse stock splits, or stock dividends or a transaction described in the immediately following sentence. If a merger, consolidation, sale of shares, or similar transaction involving ZixIt, on the one hand, and one or more persons, on the other hand with respect to ZixIt occurs, and, as a part of such transaction, shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for ZixIt Common Stock, then Lante shall be entitled to purchase or receive (in lieu of the shares of ZixIt Common Stock that Lante would otherwise be entitled to purchase or receive hereunder), the number of shares of stock, other securities, cash or property to which that number of shares of ZixIt Common Stock would have been entitled in connection with such transaction (and, at an aggregate exercise price equal to the aggregate exercise price hereunder that would have been payable if that number of shares of ZixIt Common Stock had been purchased on the exercise of the Option immediately before the consummation of the transaction).

7. Who May Exercise. Without ZixIt's consent, except as provided in the immediately following sentence, the Option shall be exercisable only by Lante and Lante shall not, directly or indirectly, sell, transfer, or assign ("Transfer") the Option or the rights and privileges pertaining thereto. It is understood and agreed by the parties that any sale, transfer, or assignment of this Agreement, the Option, or the rights and privileges pertaining thereto resulting from (i) a merger, consolidation, or share exchange involving Lante, or (ii) any sale of substantially all of Lante's assets, or (iii) any liquidation or dissolution of Lante in connection with an event stated in clause
(i) or (ii) is not a "Transfer" of the Option or the rights and privileges pertaining thereto for purposes of this Agreement if the successor, surviving, acquiring, or recipient entity, as applicable, receives the entire Option and agrees in writing to perform, or by operation of law is obligated to perform, the obligations under the Engagement Letter, if any, and the Lante Option (as defined below). It is understood and agreed that Lante is entitled to pledge, encumber, or hypothecate the Option and the rights and privileges pertaining thereto, provided that the transferee is bound by the transfer restrictions set forth in this Section and in Subsection 8(b). The Option is not liable for or subject to, in whole or in part, the debts, contracts, liabilities or torts of Lante, nor shall it be subject to garnishment, attachment, execution, levy or other legal or equitable process.

8. Certain Legal Restrictions.

         (a) Except as provided in the Registration Rights Agreement, ZixIt shall not have any obligation to Lante, express or implied, to list, register or otherwise qualify any of Lante's shares of ZixIt Common Stock. ZixIt shall not be obligated to sell or issue any shares of ZixIt Common Stock upon the exercise of the Option unless, in the opinion of counsel for ZixIt or counsel otherwise reasonably acceptable to ZixIt, the issuance and delivery of such shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange or inter-



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dealer quotation system on which shares of ZixIt Common Stock may then be listed or quoted. The shares of ZixIt Common Stock issued upon the exercise of the Option may not be transferred except in accordance with applicable federal or state securities laws. At ZixIt's election, if the shares of stock issuable upon the exercise of the Option have not been registered under the Securities Act of 1933, as amended, and applicable state securities laws, the certificate evidencing shares of ZixIt Common Stock issued to Lante may be legended as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

         (b) Except as provided in this Subsection 8(b), the shares of ZixIt Common Stock issued under the Option may not be directly or indirectly Transferred unless and until (i)(A) the class of the securities issuable under that certain Lante Corporation Stock Option Agreement, effective as of the date hereof, issued to ZixIt Corporation (the "Lante Option") is registered under
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is either listed and qualified for trading on a national securities exchange or is listed for quotation and qualified for trading on NASDAQ, (B) the Lock-Up Period set forth in Subsection 8(b) of the Lante Option has expired, and
(C) Lante is, at the time of the contemplated Transfer of the shares of Common Stock, current in its reporting obligations under the Exchange Act, or (ii) Lante has experienced a Liquidity Event (as hereinafter defined), or (iii) Lante has exercised its redemption right under the Lante Option and tendered payment for the option shares thereunder, or (iv) ZixIt has experienced a Change of Control (as hereinafter defined), or (v) upon ZixIt's exercise of its Redemption Right (as hereinafter defined) hereunder and tendered payment for the option shares. In order to enforce the foregoing covenant, ZixIt may impose stop-transfer instructions with respect to the shares issued under the Option, which instructions will be promptly lifted when the above Transfer restrictions are no longer applicable. It is understood and agreed that Lante is permitted to pledge, encumber, or hypothecate the shares issued under the Option, provided that the transferee is bound by the transfer restrictions imposed by this Subsection 8(b). A "Change of Control" shall mean a merger, consolidation, sale of shares, sale of all or substantially all the assets or similar transaction involving a party hereto, on the one hand, and one or more persons, on the other hand, pursuant to which the securities of the party are converted into the right to receive cash or other property. A "Liquidity Event" shall mean a "Change of Control" pursuant to which the shareholders of the party in question receive (i) cash and/or (ii) Public Securities that have been registered under the Securities Act of 1933, as amended, or if not registered, are accompanied by then-currently exercisable rights to require registration under such Act. "Public Securities" shall mean securities meeting the following requirements:
(i) of a class that is registered under Section 12 of the Exchange Act and is either listed and qualified for trading on a national securities exchange or is listed for quotation and



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qualified for trading on NASDAQ and (ii) in a company that is then-current in its reporting obligations under the Exchange Act.

9. Termination. The Option shall automatically terminate if Lante (i) voluntarily seeks, consents to, or acquiesces in the benefit or benefits of the Bankruptcy Code of the United States of America or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief law from time-to-time in effect affecting the rights of creditors generally ("Debtor Relief Law"); or (ii) becomes a party to (or is made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days of the filing of same).

10. Registration Rights. Lante shall have the registration rights set forth in the Registration Rights Agreement attached as Exhibit A hereto.

11. Arbitration. The parties agree to the resolution by binding arbitration of all claims, demands, causes of action, disputes, controversies, or other matters in question ("claims") arising under this Agreement or the Registration Rights Agreement, whether sounding in contract, tort, or otherwise and whether provided by statute or common law, except for claims where the relief sought is an injunction, specific performance, or other equitable relief. The claims shall be submitted to arbitration and finally settled under the applicable rules of the American Arbitration Association ("AAA") in effect at the time the written notice of the claim is received. An arbitrator shall be selected in the manner provided for in such rules of the AAA, except that the parties agree that the arbitrator shall be an attorney licensed in the state where the arbitration is being conducted. If any party refuses to honor its obligations under this agreement to arbitrate the other party may compel arbitration in either federal or state court. The arbitrator will have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this agreement to arbitrate, including, but not limited to, any claim that all or part of this Agreement or the Registration Rights Agreement is void or voidable and any claim that an issue is not subject to arbitration. The arbitrator shall have the authority to award injunctive and other equitable relief. The arbitration will be held in Dallas County, Texas. The arbitrator shall issue a written decision that identifies the factual findings and principles of law upon which any award is based. The award and findings of such arbitrator shall be conclusive and binding upon the parties, and judgment upon such award may be entered in any court of competent jurisdiction. Any and all of the arbitrator's orders, decisions, and awards may be enforceable in, and judgment upon any award rendered by the arbitrator may be confirmed and entered by, any federal or state court having jurisdiction. Each party shall pay all costs and expenses of its advisors. The costs and expenses of the arbitration proceedings will be paid by the non-prevailing party or as the arbitrator otherwise determines. Discovery will be permitted to the extent directed by the arbitrator. Except as otherwise provided in the first sentence of this Section 11, EACH PARTY UNDERSTANDS THAT BY AGREEING TO SUBMIT CLAIMS TO ARBITRATION IT GIVES UP THE RIGHT TO SEEK A TRIAL BY COURT OR JURY AND THE RIGHT TO AN APPEAL FROM ANY ERRORS OF THE COURT AND FORGOES ANY AND ALL RELATED RIGHTS IT MAY OTHERWISE HAVE UNDER FEDERAL AND STATE LAWS.


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12. Notices of Certain Transactions. In case:

                  (a) ZixIt shall take a record of the holders of the ZixIt Common Stock (or other stock or securities at the time deliverable upon the exercise of this Option) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                  (b) of any capital reorganization of ZixIt, any reclassification of the capital stock of ZixIt, any consolidation or merger of ZixIt, any consolidation or merger of ZixIt with or into another corporation pursuant to which the securities of ZixIt are converted into the right to receive cash or other property, or any transfer of all or substantially all of the assets of ZixIt, or

                  (c) of the voluntary or involuntary dissolution, liquidation or winding-up of ZixIt,

then, and in each such case, ZixIt will mail or cause to be mailed to Lante a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of ZixIt Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

13. Reservation of Stock. ZixIt will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of the Option, such shares of ZixIt Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of the Option.

14. No Impairment. ZixIt will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of such action as may be necessary or appropriate in order to protect the rights of the holder of this Option against impairment.

15. Redemption Right. If on the 30th day prior to the 10th anniversary of the Award Date, the ZixIt Common Stock is not registered under Section 12 of the Exchange Act and is not either listed and qualified for trading on a national securities exchange or listed for quotation and qualified for trading on NASDAQ, then ZixIt shall have the right, exercised by giving written notice within such 30 day period, to cause Lante to exercise the Option and to sell to ZixIt the resulting securities issued upon exercise at the "fair market value" thereof (the "Redemption



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Right"). The fair market value shall be determined by an Appraiser (as defined below) taking into account relevant factors pursuant to the following process:

         (a) ZixIt shall retain an Appraiser to conduct an appraisal of ZixIt and of the fair market value of the securities as of the relevant determination date (the "First Appraisal"). ZixIt shall pay the cost of the First Appraisal.

         (b) Within 10 days after receipt of the First Appraisal, Lante shall notify ZixIt in writing whether it accepts or rejects the First Appraisal. If the First Appraisal is accepted, the First Appraisal shall determine the fair market value. If the First Appraisal is rejected, Lante shall select an Appraiser who shall perform a second appraisal of the fair market value (the "Second Appraisal") and Lante shall deliver the Second Appraisal to ZixIt within 20 days of the written notice of rejection of the First Appraisal. The cost of the Second Appraisal shall be borne by Lante.

         (c) If the Second Appraisal is at least equal to 90% of, but not more than 110% of, the First Appraisal, then the two Appraisals shall be averaged and such average shall determine the fair market value.

         (d) If the Second Appraisal is less than 90% of the First Appraisal or more than 110% of the First Appraisal, and if ZixIt and Lante are unable to agree upon the fair market value within 10 days after receipt of the Second Appraisal, then the Appraisers who performed the First Appraisal and the Second Appraisal shall select a third Appraiser (the "Third Appraiser"), who shall perform a third appraisal of the fair market value (the "Third Appraisal"), and the Third Appraiser shall deliver the Third Appraisal, within 25 days after delivery of the Second Appraisal, to each of Lante and ZixIt. The cost of the Third Appraisal shall be paid equally by ZixIt and Lante.

         (e) After the Third Appraisal has been received, the highest and lowest of the three Appraisals shall be ignored and the middle Appraisal shall determine the fair market value.

         "Appraiser" means either (i) a certified public accounting firm that is not at such time performing regular accounting services for the person in question, (ii) a reputable investment banking firm that is not at such time performing regular investment banking services for the person in question, or
(iii) a nationally recognized independent appraisal firm, provided that such organization defined in (i), (ii) or (iii) above shall be engaged full time (either exclusively or as a substantial part of its regular business activities) in the appraisal of businesses and business interests.

16. Miscellaneous.

         (a) The granting of the Option herein shall impose no obligation upon Lante to exercise the Option or any part thereof. Nothing herein contained shall affect the right of ZixIt or



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Lante to terminate the engagement set forth in the Engagement Letter at any time, with or without cause.

         (b) Neither Lante nor any person claiming under or through Lante shall be or shall have any of the rights or privileges of a shareholder of ZixIt in respect of any of the shares issuable upon the exercise of the Option until validly exercised.

         (c) Any notice to be given to ZixIt under the terms of this Agreement or any delivery of the Option herein to ZixIt shall be in writing, addressed to ZixIt at the address set forth in Section 3, Attn: Chief Financial Officer; and any notice to be given to Lante shall be addressed to Lante at its address set forth in the Lante Option. A party may specify a different address for receiving notice by giving written notice thereof to the other parties. Any such notice shall be deemed to have been duly given upon personal delivery, one business day after deposit with a nationally recognized overnight courier delivery service, or three business days after deposit in the U.S. mail, first class, return receipt requested.

         (d) Subject to Section 7, this Agreement shall be binding upon and inure to the benefit of the assignees, representatives, executors, successors or beneficiaries of the parties hereto.

         (e) THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         (f) If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

         (g) All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

         (h) The parties shall execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

         (i) This Agreement, the Engagement Letter, and the Registration Rights Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior written and prior or contemporaneous oral agreements and understandings pertaining hereto and thereto.


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

         (j) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

         (k) This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. This Agreement supersedes the Original Option.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below, to be effective as of the date first above written.

                                        COMPANY:

                                        ZIXIT CORPORATION

                                        By:      /s/ Ronald A. Woessner
                                                 -------------------------------

                                        Its:     V.P.
                                                 -------------------------------

                                        Date:    11/24/99
                                                 -------------------------------


                                        OPTIONEE:

                                        LANTE CORPORATION

                                        By:      /s/ C.R. Puryear
                                                 -------------------------------

                                        Its:     President & CEO
                                                 -------------------------------

                                        Date:    11/24/99
                                                 -------------------------------



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






                                    EXHIBIT A


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), effective as of November 24, 1999, and entered into by and between ZixIt Corporation f/k/a CustomTracks Corporation, a Texas corporation (the "Company" or "ZixIt"), and Lante Corporation, a Delaware corporation and successor-in-interest to Lante Corporation, an Illinois corporation ("Lante"), amends and restates that certain Registration Rights Agreement entered into between ZixIt and Lante's predecessor-in-interest, effective as of February 2, 1999 (the "Prior Registration Rights Agreement"). Terms used herein with their initial letter capitalized but not defined herein will have the meaning given such terms in the Option (as defined below), unless the context otherwise requires.

                                  WITNESSETH:

         WHEREAS, ZixIt and Lante have entered into an Amended and Restated Stock Option Agreement as of the date hereof whereby Lante has been granted an option (the "Option") to acquire up to 166,666 shares of ZixIt's common stock, $.01 par value per share (the "Common Stock");

         WHEREAS, ZixIt desires to grant Lante certain registration rights with respect to the shares of Common Stock issuable under the Option in accordance with the terms and conditions set forth herein;

         NOW, THEREFORE, ZixIt and Lante agree as follows:

         1. Shares. As used herein, the term "Shares" shall mean the shares of Common Stock issuable upon the exercise of the Option.

         2. Registration. Subject to the immediately following sentence, upon its receipt of a written notice from Lante, ZixIt shall promptly prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (or such successor or other form as the SEC may stipulate or require) under the Securities Act of 1933, as amended (the "Securities Act") covering the Shares that are the subject of the request. The notice from Lante may be delivered at any time after the following conditions are met (or within a reasonable period of time prior to the date when the conditions are anticipated to be met): (i) the Transfer restrictions pertaining to the Shares (as set forth in Subsection 8(b) of the Option) have lapsed and (ii) ZixIt is permitted to deliver a demand registration notice under paragraph 2.A. of Section 2 of the registration rights agreement pertaining to the Lante Option, or ZixIt is permitted to sell all of the shares issuable upon exercise of the Lante Option without restriction within 90 days pursuant to Rule 144 under the Securities Act, or an event specified in subsection 8(b)(ii) or (iii) of the Option has occurred. ZixIt shall use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable following the later to occur of (a) both conditions set forth above are met and (b) the receipt of the written notice. ZixIt shall also file such post-effective amendments to such registration statement in order for it to remain effective without lapse until the earlier of (i) 90 days following the date the registration statement is declared effective or (ii) all the Shares so registered have been sold, subject to the three immediately following sentences. Upon request of Lante and subject to the consent of ZixIt (which consent is not to be unreasonably withheld), the effectiveness of the registration statement will be extended for up to an additional 30 days. If, during the effectiveness of the registration statement, Lante determines that it no longer desires to sell any (or further) Shares at that time, Lante will so advise ZixIt so that ZixIt can withdraw the registration statement. The running of the aforesaid periods of time shall be extended to account for any stop order suspending the effectiveness of a registration statement is in effect. Lante shall be entitled to make one registration request under this Section 2. Lante shall pay the expenses described in Section 4 for the registration pursuant to this Section 2. The parties acknowledge and agree that any registration effected under this
Section 2 shall not be an underwritten offering.

                  ZixIt may defer the filing (but not the preparation) of the registration statement for a period of up to 90 days if (a) at the time ZixIt or any of its subsidiaries is engaged in material confidential negotiations or other material confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of ZixIt determines, reasonably and in good faith, that such disclosure would be materially detrimental to ZixIt and its shareholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities; or (b) at the time ZixIt is engaged in business activities pertaining to an underwritten public offering of ZixIt's securities and the underwriters have advised ZixIt in writing that the filing of the registration statement would have a material adverse effect on its ability to consummate such offering; or (c) pursuant to an underwriting agreement in connection with an underwritten offering, ZixIt has agreed not to file any registration statement pursuant to which the Shares may be registered.. A deferral of the filing of the registration statement will be lifted, and the registration statement shall be filed as soon as practicable thereafter forthwith, if the negotiations or other activities are completed, disclosed or terminated or the underwritten public offering is completed, terminated or postponed. In order to defer the filing of a registration statement, ZixIt will deliver to Lante a certificate signed by a senior executive officer of ZixIt setting forth a statement of the reason for such deferral and an approximation of the anticipated delay, which information Lante shall treat as confidential. Moreover, ZixIt shall have no obligation to register any Shares under this Section 2 if Lante is, at the time of the registration request, permitted to sell all Shares sought by it to be registered without restriction within 90 days pursuant to Rule 144 under the Act. ZixIt may not defer the filing or effectiveness of a registration statement pursuant to this paragraph more than once in any 12 month period.

         3. Registration Procedures. If, and whenever, ZixIt is required by
Section 2 to effect the registration of Shares under the Securities Act, ZixIt will as expeditiously as possible:

                  (a) prepare and file with the SEC a registration statement with respect to such securities, and use its commercially reasonable efforts to cause such registration statement to become and remain effective for the period set forth in Section 2 (the "Effective Period"); provided that, before filing, ZixIt will furnish to Lante's counsel copies of such documents to be filed, which documents will be subject to such counsel's review;

                  (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for the Effective Period as may be reasonably necessary to effect the sale of such securities;

                  (c) furnish to Lante and to the underwriters of the securities being registered, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Lante and such underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (d) use commercially reasonable efforts to register or qualify the Shares covered by such registration statement under such state securities or blue sky laws of such jurisdictions as Lante may reasonably request in writing, except that ZixIt shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or subject itself to taxation in a jurisdiction where it had not previously been subject to taxation, or take any other action that would subject ZixIt to service of process in a lawsuit other than one arising out of the registration of the Shares;

                  (e) notify Lante, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (f) notify Lante promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (g) prepare and file with the SEC, promptly upon the request of Lante, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for Lante (and concurred in by counsel for ZixIt), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Shares by Lante;

                  (h) prepare and promptly file with the SEC and promptly notify Lante of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                  (i) advise Lante, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission; and.

                  (k) upon the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares included in such registration statement for sale in any jurisdiction, ZixIt will use its reasonable best efforts promptly to obtain the withdrawal of such order.

         4. Expenses. Subject to the limitation stated in the next sentence, all fees, costs, and expenses of and incidental to such registration and public offering of the Shares in connection therewith for which the selling holders are responsible shall be borne by Lante, including any commissions and transfer taxes in respect of the sale of its Shares. Lante's liability for any fees and expenses of ZixIt's professional advisors in connection with the registration of the S-3 and the public offering of the Shares in connection therewith shall be limited to $12,500 (in 1999 dollars).

         5. Indemnification.

                  (a) ZixIt will indemnify and hold harmless Lante, its directors, officers, employees, and agents, any underwriter (as defined in the Securities Act) for Lante and any person controlling Lante or such underwriter from and against, and will reimburse such persons with respect to, any and all loss, damage, liability, cost and expense to which such persons may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that ZixIt will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of Lante in writing specifically for use in the preparation thereof. ZixIt will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  (b) Lante will indemnify and hold harmless ZixIt, its directors, officers, employees, and agents, any underwriter for ZixIt and any person controlling ZixIt or such underwriter from and against, and will reimburse such persons with respect to, any and all loss, damage, liability, cost and expense to which such persons may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by or on behalf of Lante specifically for use in the preparation thereof. Lante will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld; provided that, the obligation to indemnify will be limited to the net proceeds received by Lante with respect to the sale of the Shares.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of Subsection (a) or (b) of this Section 5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Subsection (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party, except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend against or compromise such claim. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest that would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to an indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Subsection (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than out-of-pocket costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                  (d) If the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The obligation to contribute will be individual to Lante and will be limited to the amount by which the net amount of proceeds received by Lante from the sale of the Shares exceeds the amount of losses, liabilities, damages and expenses that Lante has otherwise been required to pay by reason of such statements or omissions.

                  (e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities and the termination or expiration of this Agreement.

         6. Miscellaneous.

                  (a) Any notice to be given to ZixIt under the terms of this Agreement shall be in writing, addressed to ZixIt at the address set forth in
Section 3 of the Option, Attn: Chief Financial Officer; and any notice to be given to Lante shall be addressed to Lante at its address set forth in the Lante Option. A party may specify a different address for receiving notice by giving written notice thereof to the other parties. Any such notice shall be deemed to have been duly given upon personal delivery, one business day after deposit with a nationally recognized overnight courier delivery service, or three business days after deposit in the U.S. mail, first class, return receipt requested.

                  (b) Lante may not Transfer this Agreement or its rights and privileges hereunder, except in connection with a permitted Transfer of the Option. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the assignees, representatives, executors, successors or beneficiaries of the parties hereto.

                  (c) THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

                  (d) If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

                  (e) All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

                  (f) The parties shall execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

                  (g) This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior written and prior or contemporaneous oral agreements and understandings pertaining hereto.

                  (h) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

                  (i) This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. This Agreement supersedes the Prior Registration Rights Agreement.

                  (j) This Agreement shall continue in effect until the earlier of (a) all of the Shares are publicly sold pursuant to a Section 2 registration statement or (b) Lante is permitted to sell all the Shares then held by it without restriction within 90 days pursuant to Rule 144 under the Securities Act.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below, to be effective as of the date first above written.

                                 ZIXIT CORPORATION


                                 By:
                                       ------------------------------------

                                 Its:
                                       ------------------------------------

                                 Date:
                                       ------------------------------------


                                 LANTE CORPORATION


                                 By:
                                       ------------------------------------

                                 Its:
                                       ------------------------------------

                                 Date:
                                       ------------------------------------